UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2018 (May 8, 2018)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Purchase of Trust Preferred Securities

As previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2018, affiliate of Moishe Gubin, a Director of the Company, has purchased all of the outstanding trust preferred securities (the “TRUPs”) issued by the OptimumBank Holdings Capital Trust I (the “Optimum Trust”). The purchaser was an Indiana limited liability company (the “Purchaser”), and the seller was an unaffiliated investment fund. The purchase was completed on May 8, 2018.

Background

The Company established the Optimum Trust in 2004 in order to raise $5,000,000 through the sale of the TRUPs to third party investors. The Optimum Trust used the proceeds from the sale of the TRUPs, together with $155,000 provided by the Company, to purchase a junior subordinated debenture in the principal amount of $5,155,000 issued by the Holding Company (the “Debenture”).

The Optimum Trust is required to utilize the payments under the Debenture to make distributions to the holders of the TRUPs.

The Debenture has the following terms:

● The maturity date of the Debenture is April 2034.

● The Debenture bears interest at 6.4% for the first 5 years. Thereafter, the rate is equal to three month LIBOR plus 2.45%.

● Interest is payable quarterly.

● The Holding Company is allowed to defer up to 20 consecutive quarterly payments of interest. At the end of this period, all interest is due and payable.

In 2009, the Holding Company began to defer payment of interest. The Holding Company’s rights to defer interest expired in October 2014.

Default under the Debenture

Due to the financial condition of the Company, as well as the terms of the Written Agreement between the Company and the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Company has been unable to pay the accrued interest on the Debenture since 2009, including deferred interest due in October 2014. As a result, the holders of the TRUPs are currently entitled to cause the acceleration of the Debenture and to direct the trustee to commence legal proceedings against the Company to collect the outstanding balance of the Debenture.

The outstanding amount of the Debenture as of March 31, 2018 was $6,596,000 (including accrued interest).

Discussions between the Company and the Purchaser

The Company and the Purchaser have held discussions to address the default under the Debenture, including the possible issuance of common stock in exchange for a portion of the TRUPS. The Company and the Purchaser have not reached an agreement on what actions, if any, that may be taken to address the default. Any such agreement would be subject to approval by the Board of Directors, applicable regulatory requirements and any applicable requirements of NASDAQ. There can be no assurance that such discussions will result in any agreement between the Company and the Purchaser.

Forward-Looking Statements

This report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2018	By:	/s/ Timothy Terry
Timothy Terry Principal Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release